Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Extreme Networks, Inc.
Investor Relations	Public Relations
408/579-3030	408/579-3483
investor_relations@extremenetworks.com	gcross@extremenetworks.com

EXTREME NETWORKS EXPECTS TO REPORT $84 TO $86 MILLION NET REVENUE FOR Q4

Schedules Financial Results Conference Call

SANTA CLARA, Calif.; July 12, 2010 – Extreme Networks, Inc. (Nasdaq: EXTR) today announced that it plans to release the financial results of its 2010 fiscal fourth quarter and full year ended June 27, 2010 after the close of regular market trading on Monday, August 2, 2010. The Company expects to report revenue in a range of $84-$86 million, compared to its prior expectations of $82-$85 million.

A conference call will follow at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). The conference call may be heard by dialing 1-877-303-9826 (international callers dial 1-224-357-2194). A 7-day replay will be available following the call by dialing 1-800-642-1687 (international callers dial 1-706-645-9291). The conference call passcode is 86969241. In addition, a live webcast and replay of the call will be available at http://investor.extremenetworks.com.

Extreme Networks, Inc.

Extreme Networks provides converged Ethernet network infrastructure that support data, voice and video for enterprises and service providers. Extreme Networks’ network solutions feature high performance, high availability and scalable switching solutions that enable organizations to address real-world communications challenges and opportunities. Operating in more than 50 countries, Extreme Networks provides wired and wireless secure LANs, data center infrastructure and Service Provider Ethernet transport solutions that are complemented by global, 24x7 service and support. For more information, visit: http://www.extremenetworks.com

This announcement contains forward-looking statements that involve risks and uncertainties, including statements regarding the Company’s preliminary financial results. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including, but not limited to adjustments based upon further review of the Company’s financial results for its fiscal quarter ended June 27, 2010. The Company undertakes no obligation to update the forward-looking information in this release. More information about potential factors that could affect the Company’s business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, under the captions: “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Risk Factors,” which are on file with the Securities and Exchange Commission.

Extreme Networks is either a registered trademark or trademark of Extreme Networks, Inc. within the United States and other countries.

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